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                                                                   EXHIBIT 10(e)
                        MANAGEMENT TRANSITION AGREEMENT


     This Management Transition Agreement by and between TEXAS UTILITIES COMPANY, a Texas corporation ("Company"), and JERRY S. FARRINGTON ("Executive") dated and effective as of the 18th day of May, 1995.

                             W I T N E S S E T H :

     The Executive and the Board of Directors of the Company ("Board") have determined that it is in the best interest of the Company and its shareholders to assure that the Company achieves an orderly transition of the executive management of the Company and to provide for the continuity of management during such transition period. The Board also desires to retain the talents and capabilities of Executive as a Consultant to the Company following his retirement as an officer of the Company. Therefore, in order to accomplish these purposes, the Board of Directors, through resolution adopted on this date, has caused the Company to enter into this agreement.

                     NOW, THEREFORE, IT IS HEREBY AGREED:

     1. At the regular meeting of the Board on the 19th day of May, 1995, Executive shall be elected Chairman of the Company's Board and will relinquish the position of Chief Executive of the Company. It is understood that Erle A. Nye shall thereupon be elected as President and Chief Executive of the Company.

     2. Executive shall, upon election as a Director of the Company by the Shareholders, be elected to serve as Chairman of the Company until the regular meeting of the Board to be held in
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May of 1997, at which time Executive shall relinquish the position of Chairman and will be named to the honorary position of Chairman Emeritus by the Board.

     3. It is agreed that Executive's base salary shall not be changed until the regular meeting of the Board to be held in May, 1996, at which time his base compensation shall be reduced by fifteen percent (15%). Executive's base salary shall be reduced by an additional fifteen percent (15%) at the regular meeting of the Board to be held in May, 1997. Executive shall continue to be eligible, in accordance with their respective terms, under all employee benefit plans, including executive compensation plans sponsored by the Company, until his retirement as an officer and employee of the Company. All other privileges, responsibilities, rights, obligations, conditions, and emoluments of officer pertaining to Executive, unless specifically in conflict with the provisions of this agreement, shall remain in full force and effect until such retirement. Executive's Supplemental Retirement, to the extent not funded, shall be fully funded at the time of his retirement as an officer and employee of the Company.

     4. Executive shall retire as an officer and employee of the Company at the regular meeting of the Board to be held in May, 1998. Upon such retirement, the Company agrees to retain Executive and Executive agrees to serve thereafter for a period of two years as a Consultant to the Company and be compensated therefor at the rate of $200,000 per year payable through equal monthly payments. The Company shall furnish Executive an office and secretary, and provide an expense account for reasonable business expenses incurred by Executive in carrying out his responsibilities as Consultant. Executive's relationship to the Company shall be that of independent contractor and not employee and he shall not be entitled to participate in any salary or other compensation plans during the performance of his services as a Consultant to the Company. As a

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Consultant, Executive shall be available to the Chief Executive of the Company to assist the Chief Executive on matters of corporate policy and industry, community, and government relations, and to provide such other counsel and advice as the Chief Executive may reasonably determine. Executive, in his capacity as Consultant to the Company, shall devote essentially his full time and attention as Consultant and agrees not to undertake other employment without the prior consent of the Chief Executive of the Company.

     5. This agreement shall not survive, and shall terminate upon, the death or disability of Executive.

     6. Contemporaneous with the execution of this agreement, Executive shall be furnished a copy of a resolution of the Board of Directors authorizing the execution and delivery of this agreement.

     IN WITNESS WHEREOF, Executive and the Company, pursuant to the authorization from its Board of Directors, have caused this agreement to be executed, all as of the day and year first set forth above.

                                     TEXAS UTILITIES COMPANY


                                     By:  /s/          Jack W. Evans
                                        ----------------------------------------
                                             Acting Chairman, Organization and
                                            Compensation Committee of the Board


                                     EXECUTIVE


                                     By:  /s/          Jerry S. Farrington
                                        ----------------------------------------
                                                       Jerry S. Farrington

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